UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 11, 2006
MACQUARIE INFRASTRUCTURE COMPANY TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-32385	20-6196808

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

125 West 55th Street, New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 231-1000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURES
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On July 11, 2006, David Mitchell, Chief Financial Officer (“CFO”) of Macquarie Infrastructure Company (the “Company”), resigned from his position to spend more time with his family and to pursue other interests. He will remain as CFO through the publication of the Company’s financial results for the second quarter of 2006 on August 9, 2006 and his resignation will be effective August 31, 2006.
The Company is engaged in an external search for a permanent successor to Mr. Mitchell. In the event that the search effort does not result in the appointment of a permanent CFO prior to the effective date of Mr. Mitchell’s resignation, Todd Weintraub, age 43, will be appointed as interim Chief Financial Officer, effective August 31, 2006. Mr. Weintraub joined the Macquarie Group in May 2005 acting as Vice President of Finance, reporting to Mr. Mitchell. Prior to joining Macquarie he was the Director of Accounting at Pathmark Foods.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST
Date July 14, 2006	By:	/s/ Peter Stokes
		Name:	Peter Stokes
		Title:	Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC
Date July 14, 2006	By:	/s/ Peter Stokes
		Name:	Peter Stokes
		Title:	Chief Executive Officer